Exhibit 99.1

GOLDEN ENTERTAINMENT REPORTS 2025 THIRD QUARTER RESULTS

LAS VEGAS – November 6, 2025 – Golden Entertainment, Inc. (NASDAQ: GDEN) (“Golden Entertainment” or the “Company”) today reported financial results for the third quarter ended September 30, 2025. In light of the transaction that we announced this morning, we will be cancelling our earnings call previously scheduled for later today.
Consolidated Results
The Company reported third quarter 2025 revenues of $154.8 million, compared to revenues of $161.2 million for the third quarter of 2024. Net loss for the third quarter of 2025 was $4.7 million, or $0.18 per share, compared to net income of $5.2 million, or $0.18 per fully diluted share, for the third quarter of 2024. Third quarter 2025 Adjusted EBITDA was $30.5 million, compared to Adjusted EBITDA of $34.0 million for the third quarter of 2024.
The Company paid a quarterly cash dividend of $0.25 per share on October 3, 2025. On November 4, 2025, the Company’s Board of Directors authorized the Company’s next recurring quarterly cash dividend of $0.25 per share of the Company’s outstanding common stock payable on January 6, 2026 to shareholders of record as of December 22, 2025.
Debt and Liquidity

As of September 30, 2025, the Company’s total principal amount of debt outstanding was $430.1 million, consisting primarily of $391 million in outstanding term loan borrowings and $35 million in outstanding borrowings under the Company’s revolving credit facility.
As of September 30, 2025, the Company had cash and cash equivalents of $58.3 million and $205 million of remaining availability under its revolving credit facility.
Forward-Looking Statements
This press release contains forward-looking statements regarding future events and the Company’s future results that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements can generally be identified by the use of words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “plan,” “project,” “potential,” “seek,” “should,” “think,” “will,” “would” and similar expressions, or they may use future dates. In addition, forward-looking statements in this press release include, without limitation statements regarding: the Company’s strategies, objectives, business opportunities and plans; anticipated future growth and trends in the Company’s business or key markets and business outlook; return of capital to shareholders (including through the payment of recurring quarterly cash dividends or repurchase of shares of the Company’s common stock); projections of future financial condition, operating results or other financial items; and other characterizations of future events or circumstances as well as other statements that are not statements of historical fact. Forward-looking statements are based on the Company’s current expectations and assumptions regarding its business, the economy and other future conditions. These forward-looking statements are subject to assumptions, risks and uncertainties that may change at any time, and readers are therefore cautioned that actual results could differ materially from those expressed in any forward-looking statements. Factors that could cause the actual results to differ materially include: changes in national, regional and local economic and market conditions (including a continued shutdown of the U.S. government); legislative and regulatory matters; increases in gaming taxes and fees in the jurisdictions in which the Company operates; litigation; increased competition; reliance on key personnel; the Company’s ability to comply with covenants in its debt instruments; terrorist incidents; natural disasters; severe weather conditions; the effects of environmental and structural building conditions; the effects of disruptions to the Company’s information technology and other systems and infrastructure; factors affecting the gaming, entertainment and hospitality industries generally; and other risks and uncertainties discussed in the Company’s filings with the SEC, including the “Risk Factors” sections of the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements as a result of new information, future developments or otherwise. All forward-looking statements in this press release are qualified in their entirety by this cautionary statement.
Non-GAAP Financial Measures
To supplement the Company’s consolidated financial statements presented in accordance with United States generally accepted accounting principles (“GAAP”), the Company uses Adjusted EBITDA because it is the primary metric used by its chief operating decision maker and investors in measuring both the Company’s past and future expectations of performance. Adjusted EBITDA provides useful information to the users of the Company’s financial statements by excluding specific expenses and gains that the Company believes are not indicative of its core operating results. Further, the Company’s annual performance plan used to determine compensation for its executive officers and employees is tied to the Adjusted EBITDA metric. It is also a measure of operating performance widely used in the gaming industry. The presentation of this additional information is not meant to be considered in isolation or as a substitute for measures of financial performance prepared in accordance with GAAP. In addition, other companies in the gaming industry may calculate Adjusted EBITDA differently than the Company does.
The Company defines “Adjusted EBITDA” as earnings before depreciation and amortization, non-cash lease benefit or expense, share-based compensation expense, gain or loss on disposal of assets and businesses, loss on debt extinguishment and modification, preopening and related expenses, impairment of assets, interest, income taxes, and other non-cash charges and non-recurring expenses that are deemed to be not indicative of the Company’s core operating results.
About Golden Entertainment
Golden Entertainment operates a diversified entertainment platform of gaming and hospitality assets. The Company operates eight casinos and 72 gaming taverns in Nevada, featuring approximately 5,600 slots, 80 table games and 6,000 hotel rooms. For more information, visit www.goldenent.com.

Investors
Charles H. Protell	James Adams
President and Chief Financial Officer	VP Corporate Finance and Treasurer
(702) 893-7777	(702) 495-4470
james.adams@goldenent.com

Golden Entertainment, Inc.
Consolidated Statements of Operations
(Unaudited, in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Gaming	$77,078	$75,684	$236,069	$240,880
Food and beverage	39,623	41,849	122,975	128,623
Rooms	25,394	28,938	81,987	89,760
Other	12,723	14,762	38,250	43,351
Total revenues	154,818	161,233	479,281	502,614
Expenses
Gaming	20,454	20,141	61,516	67,796
Food and beverage	32,870	34,226	100,589	102,702
Rooms	15,034	16,202	46,463	48,888
Other	5,082	4,276	12,430	11,140
Selling, general and administrative	55,517	57,056	164,221	173,130
Depreciation and amortization	22,868	22,626	67,812	67,362
Loss (gain) on disposal of assets	1,901	(256)	1,953	(242)
Gain on sale of business	—	—	—	(68,944)
Preopening expenses	210	234	430	377
Total expenses	153,936	154,505	455,414	402,209
Operating income	882	6,728	23,867	100,405
Non-operating expense
Interest expense, net	(7,941)	(7,959)	(23,167)	(27,255)
Loss on debt extinguishment and modification	—	—	—	(4,446)
Total non-operating expense, net	(7,941)	(7,959)	(23,167)	(31,701)
(Loss) income before income tax benefit (provision)	(7,059)	(1,231)	700	68,704
Income tax benefit (provision)	2,401	6,398	1,773	(20,951)
Net (loss) income	$(4,658)	$5,167	$2,473	$47,753

Weighted-average common shares outstanding
Basic	26,166	28,153	26,319	28,557
Diluted	26,166	29,408	27,330	30,141
Net (loss) income per share
Basic	$(0.18)	$0.18	$0.09	$1.67
Diluted	$(0.18)	$0.18	$0.09	$1.58

Golden Entertainment, Inc.
Reconciliation of Adjusted EBITDA
(Unaudited, in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues
Nevada Casino Resorts	$93,020	$99,547	$285,437	$301,652
Nevada Locals Casinos	35,789	35,405	113,531	112,262
Nevada Taverns	25,733	26,042	79,458	82,001
Corporate and Other	276	239	855	680
Total revenues - Continuing Operations	154,818	161,233	479,281	496,595
Distributed Gaming	—	—	—	6,019
Total revenues - Divested Operations	—	—	—	6,019
Total revenues	$154,818	$161,233	$479,281	$502,614
Adjusted EBITDA
Nevada Casino Resorts	$21,463	$24,614	$72,202	$78,897
Nevada Locals Casinos	14,939	14,274	50,866	48,738
Nevada Taverns	5,291	5,317	18,516	20,669
Corporate and Other	(11,212)	(10,191)	(35,083)	(32,590)
Total Adjusted EBITDA - Continuing Operations	30,481	34,014	106,501	115,714
Distributed Gaming	—	—	—	484
Total Adjusted EBITDA - Divested Operations	—	—	—	484
Total Adjusted EBITDA	$30,481	$34,014	$106,501	$116,198
Adjustments
Depreciation and amortization	(22,868)	(22,626)	(67,812)	(67,362)
Non-cash lease benefit	86	65	291	298
Share-based compensation	(2,059)	(2,969)	(7,335)	(8,688)
(Loss) gain on disposal of assets	(1,901)	256	(1,953)	242
Gain on sale of business	—	—	—	68,944
Loss on debt extinguishment and modification	—	—	—	(4,446)
Preopening and related expenses	(210)	(234)	(430)	(377)
System implementation costs (1)	(208)	—	(486)	—
Other, net	(2,439)	(1,778)	(4,909)	(8,850)
Interest expense, net	(7,941)	(7,959)	(23,167)	(27,255)
Income tax benefit (provision)	2,401	6,398	1,773	(20,951)
Net (loss) income	$(4,658)	$5,167	$2,473	$47,753
(1)System implementation costs represent expenses related to the implementation of new enterprise resource planning, finance, payroll and human capital management software.
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